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                                                                    Exhibit 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        FARMSTEAD TELEPHONE GROUP, INC.


It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is Farmstead Telephone Group, Inc..

      2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

      "FIRST. The name of the corporation is One IP Voice, Inc. (the
"Company")"

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provision of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      The effective time of the amendment herein certified shall be upon filing.


Signed on July 19, 2006.



                                            /s/ Jean-Marc Stiegemeier
                                            Jean-Marc Stiegemeier, President